UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

BROAD STREET REALTY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09043	36-3361229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 Freedom Drive, Suite 450
Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 828-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off‑Balance Sheet Arrangement.

The information under Item 8.01 regarding the event of default under the Mezzanine Loan Agreement and the Trigger Event is incorporated into this Item 2.04 by reference.

Item 8.01 Other Events.

Trigger Event & Change of Managing Member of Broad Street Eagles JV LLC

As previously disclosed, on November 22, 2022, Broad Street Realty, Inc. (the “Company”), Broad Street Operating Partnership LP, the operating partnership of the Company (the “Operating Partnership”), and Broad Street Eagles JV LLC (the “Eagles Sub-OP”) entered into a Preferred Equity Investment Agreement with CF Flyer PE Investor LLC (the “Fortress Member”), an affiliate of Fortress Investment Group LLC (“Fortress”), pursuant to which the Fortress Member invested $80.0 million in the Eagles Sub-OP in exchange for a preferred membership interest (such interest, the “Fortress Preferred Interest” and such investment, the “Preferred Equity Investment”). As of December 31, 2024, the outstanding balance of the Preferred Equity Investment was approximately $98.4 million. In connection with the Preferred Equity Investment, the Operating Partnership and the Fortress Member entered into the Amended and Restated Limited Liability Company Agreement of the Eagles Sub-OP (the “Eagles Sub-OP Operating Agreement”).

As previously disclosed, on May 21, 2024, the Company agreed with the Fortress Member that, after revision of the total yield calculation as of March 31, 2024, the Company did not meet the minimum total yield requirement under the Eagles Sub-OP Operating Agreement, which would have been a “Trigger Event” under the Eagles Sub-OP Agreement. As previously disclosed, effective May 21, 2024, the Fortress Member and the Operating Partnership entered into a temporary waiver agreement to waive (the “Temporary Waiver”) the total yield failure and the existence of the Trigger Event until such time as the Fortress Member elected to revoke such waiver, which the Fortress Member was entitled do at any time in its sole discretion.

On April 8, 2025, the Fortress Member rescinded the Temporary Waiver and removed the Operating Partnership as the managing member of the Eagles Sub-OP (the “Rescission and Removal Notice”) in accordance with the terms of the Eagles Sub-OP Operating Agreement. As a result of the Rescission and Removal Notice, the Fortress Member automatically became the managing member of the Eagles Sub-OP in accordance with the terms of the Eagles Sub-OP Operating Agreement. The Rescission and Removal Notice also resulted in (i) the removal of any representatives of the Operating Partnership serving on any board of management of a subsidiary of the Eagles Sub-OP and (ii) the rescission of the rights of any agent or officer of the Eagles Sub-OP designated by the Operating Partnership, as the managing member of the Eagles Sub-OP.

As a result of the Trigger Event, the Fortress Member has the right to cause the Eagles Sub-OP to redeem the Fortress Preferred Interest by payment to the Fortress Member of the full Redemption Amount (as defined below) upon not less than 90 days prior written notice to the Eagles Sub-OP. The “Redemption Amount” means an amount equal to the sum of the following: (i) all outstanding loans advanced to the Eagles Sub-OP by the Fortress Member in accordance with the terms of the Eagles Sub-OP Operating Agreement, together with all accrued and unpaid return on such loans; (ii) the unredeemed balance of the Preferred Equity Investment; (iii) an amount equal to the greater of (x) all accrued and unpaid preferred return of the Fortress Preferred Interest and (y) a 1.40x minimum multiple on the amount of all loans and capital contributions made by the Fortress Member to the Eagles Sub-OP in accordance with the terms of the Eagles Sub-OP Operating Agreement; and (iv) all other payments, fees, costs and expenses due or payable to the Fortress Member under the Eagles Sub-OP Operating Agreement, including a $10.0 million exit fee.

All of the Company’s properties are owned by subsidiaries of the Eagles Sub-OP. As a result of the Trigger Event, the Fortress Member may cause the Eagles Sub-OP to sell one or more properties to third party buyers unaffiliated with the Fortress Member until the entire Fortress Preferred Interest has been redeemed for the Redemption Amount. Further, as a result of the Trigger Event, the Fortress Member may (i) cause the Eagles Sub-OP to use certain reserve accounts to pay the Fortress Member the full Redemption Amount, (ii) terminate all property management and other service agreements with affiliates of the Company, (iii) take any action in connection with curing or reacting to a default under any mortgage loan and (iv) otherwise exercise its rights and remedies pursuant to the terms of the Eagles Sub-OP Operating Agreement.

As a result of the Trigger Event, (i) the rate for distributions payable on the Fortress Preferred Interest automatically increased by the lesser of 4% or the maximum rate permitted by applicable law and (ii) all distributions payable on the Fortress Preferred Interest are payable in cash, including the portion of distributions payable on the Fortress Preferred Interest that previously accrued on and was added to the Preferred Equity Investment.

Event of Default under Mezzanine Loan Agreement

A subsidiary of the Company is the borrower under a Mezzanine Loan Agreement, dated as of November 22, 2022 (the “Mezzanine Loan Agreement”), with CF Flyer Mezz Lender LLC (the “Mezzanine Lender”), an affiliate of Fortress, which provides for a loan with an aggregate principal balance of $16.9 million as of December 31, 2024 (the “Mezzanine Loan”) that is secured by 100% of the membership interests in the Company’s subsidiary that owns Midtown Row (the “Mezzanine Collateral”). The Mezzanine Loan Agreement provides that a Trigger Event under the Eagles Sub-OP Operating Agreement is an event of default under the Mezzanine Loan Agreement. Accordingly, as a result of the Rescission and Removal Notice and the resulting Trigger Event under the Eagles Sub-OP Operating Agreement, an event of default exists and is continuing under the Mezzanine Loan Agreement. As a result of the event of default, (i) the Mezzanine Lender may require the immediate payment of all amounts owed under the Mezzanine Loan Agreement, (ii) the Mezzanine Lender may foreclose on the Mezzanine Collateral, (iii) the interest rate of the Mezzanine Loan automatically increased by the lesser of 4% or the maximum rate permitted by applicable law and (iv) the Mezzanine Lender may apply any sums in any cash management system account in any order and in any manner as the Mezzanine Lender may elect. If the Mezzanine Lender accelerates the maturity date of all or any portion of the Mezzanine Loan by reason of the event of default, then, in addition to the payment of the outstanding principal and accrued and unpaid interest of the Mezzanine Loan, the Mezzanine Lender will be entitled to receive a prepayment premium in an amount sufficient to provide the Mezzanine Lender with the greater of (i) all accrued and unpaid interest (including all accrued and unpaid capitalized interest) with respect to the Mezzanine Loan and (ii) a 1.40x minimum multiple on the amount of the Mezzanine Loan.

The foregoing descriptions of the Eagles Sub-OP Operating Agreement and the Mezzanine Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the Eagles Sub-OP Operating Agreement and the Mezzanine Loan Agreement, copies of which were filed as Exhibits 10.12 and 10.18, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROAD STREET REALTY, INC.

Date:	April 11, 2025	By:	/s/ Michael Z. Jacoby
Michael Z. Jacoby Chief Executive Officer